Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn., May 1, 2013 -- Frontier Communications Corporation (NASDAQ: FTR) is scheduled to participate in the J.P. Morgan 41st Annual Technology, Media and Telecom Conference in Boston, Mass.  Maggie Wilderotter, Chairman and CEO, is scheduled to present on Tuesday, May 14, 2013 at 8:40 a.m. eastern.

A live webcast of this presentation will be available at http://jpmorgan.metameetings.com/webcasts/tmt13/directlink?ticker=FTR or at www.frontier.com/ir  under "Webcasts & Presentations."

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 14,400 employees are based entirely in the United States.  More information is available at www.frontier.com.

Frontier Communications Corporation

INVESTORS:
Luke Szymczak, 203-614-5044
Vice President, Investor Relations
luke.szymczak@ftr.com

MEDIA:
Brigid Smith, 203-614-5042
AVP, Corp. Comm.
brigid.smith@ftr.com

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